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                                                                   Exhibit 23.12


                      CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference of our report dated April 30, 1997 on the consolidated financial statements of Atgen-Holdings, Inc. and Subsidiaries into the Registration Statement on Form S-4 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of American General Hospitality Corporation and to the reference to our firm under the heading "Experts" in the Registration Statement.


New York, New York                          /s/ Pannell Kerr Forster PC
July 29, 1998